UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2023
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RINGCENTRAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36089	94-3322844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20 Davis Drive, Belmont, CA 94002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (650) 472-4100
(Former name or former address, if changed since last report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	RNG	New York Stock Exchange
par value $0.0001
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 8, 2023, Tarek Robbiati and RingCentral, Inc. (the “Company”) mutually agreed that Mr. Robbiati would separate from the Company and resign from the board of directors effective December 8, 2023. In connection with his resignation, Mr. Robbiati entered into a separation agreement with the Company. Mr. Robbiati’s resignation is not a result of any disagreement with the Company or the Board, or any matter relating to the Company’s operations, policies or practices. Under the terms of this agreement, he will be entitled to payments totaling $9.75 million dollars, an amount materially consistent with the benefits that would be due to Mr. Robbiati under his offer letter and the Company’s Severance and Change of Control Policy.
The foregoing description is a summary of the material terms of Mr. Robbiati’s separation agreement, does not purport to be complete, and is qualified in its entirety by reference to the separation agreement, a copy of which will be filed as an exhibit to the Company’s next applicable periodic report.
The Company announced that it has appointed Vladimir Shmunis, its Executive Chairman of the board of directors, to succeed Mr. Robbiati as the Chief Executive Officer of the Company, effective December 8, 2023. Mr. Shmunis will also continue to serve as Chairman of the board of directors.
A copy of the press release issued by the Company on December 11, 2023 announcing Mr. Robbiati’s separation and Mr. Shmunis’ appointment as Chief Executive Officer is attached hereto as Exhibit 99.1.
Item 7.01     Regulation FD Disclosure.
RingCentral reiterated its previously issued fourth quarter and full year 2023 guidance range on revenue, non-GAAP operating margin and adjusted, unlevered free cash flow, as previously issued on November 6, 2023.
A copy of the press release issued by the Company on December 11, 2023 relating to its expectations regarding financial performance is attached hereto as Exhibit 99.1.
The information furnished under Item 7.01 on this Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01     Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description

99.1	Press Release issued by RingCentral, Inc., dated December 11, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL).
Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking statements,” including but not limited to, statements regarding our future financial results, our GAAP and non-GAAP guidance and changes to the Company’s leadership and governance structure and the timing and benefits thereof. Forward-looking statements are subject to known and unknown risks and uncertainties, and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: our ability to realize the anticipated benefits of our strategic relationships; our expectations regarding our strategic acquisitions, including our recently announced acquisition of select assets from Hopin; our ability to grow at our expected rate of growth; our ability to add and retain larger and enterprise customers and enter new geographies and markets; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services, including RingCentral MVP™, and RingCentral Video®; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with resellers, carriers, channel partners and strategic partners; our ability to successfully and timely integrate, and realize the benefits of any significant acquisition we may make; our ability to manage our expenses and growth; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our most recent Form 10-Q filed with the Securities and Exchange Commission, and in other filings we make with the Securities and Exchange Commission from time to time.
All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RINGCENTRAL, INC.
Date: December 11, 2023
	By:	/s/ John Marlow
	Name:	John Marlow
	Title:	Chief Administrative Officer and General Counsel